Exhibit 10.2
Restricted Stock Unit Award Certificate

(Performance Vesting Only)

ID: XXXXXXXX
88 Sidney Street
Cambridge, MA 02139

«FIRST_NAME» «MIDDLE_NAME» «LAST_NAME»	Option Number:
«ADDRESS_LINE_1»	Plan:
«ADDRESS_LINE_2»
«ADDRESS_LINE_3»
«CITY», «STATE» «ZIP_CODE»	ID:

Effective «GRANT_DATE», you have been granted a Restricted Stock Unit (“RSU”) award. The RSU award is for a total of «SHARES_GRANTED» shares of Alkermes, Inc. (the “Company”) common stock.
The shares under the RSU award will become fully vested upon the accomplishment of the following performance criteria:
The foregoing RSU award has been granted under and is governed by the terms and conditions of this Certificate and the Alkermes 2008 Stock Option and Incentive Plan.

Alkermes, Inc.	Date